SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2009 (July 31, 2009)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.03                                                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2009, the Board of Directors of Steel Dynamics, Inc. adopted a new Section 3.15 of the Company’s Amended and Restated Bylaws, effective as of that date, providing that the Company has elected, subject at all times to the provisions thereof, not to be governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law, which, absent this action by the Board of Directors, would have required the Company to have staggered the terms of its directors.

A copy of Section 3.15 of the Company’s Amended and Restated Bylaws is attached hereto and filed herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)  The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1

Section 3.15. Election Not to Be Governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law. Subject at all times to the provisions of Section 23-1-33-6(c) of the Indiana Business Corporation Law, the Corporation hereby elects not to be governed by that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: August 6, 2009	By:	Theresa E. Wagler
	Title:	Executive Vice President